Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports First Quarter Results

PLANO, TX (April 25, 2005) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three months ended March 31, 2005. For the three months, the Company reported revenues of $1.2 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $191.5 million; income from continuing operations of $65.2 million; net income of $66.2 million; diluted earnings per share (“EPS”) from continuing operations of $0.82; and diluted EPS of $0.83.

On a same-facility basis compared to the prior year three-month period, inpatient admissions increased 2.5%, adjusted admissions increased 2.1%, and inpatient surgeries decreased 0.2%. Patient revenue per adjusted admission increased 5.7%, patient revenues increased 7.9%, and revenues increased 7.9%. Same-facility results included facilities owned for the full first quarter of both years, including six hospitals that were acquired in December 2003. Revenue growth rates reflected the impact of the Company’s self-pay discount policy implemented October 2004, which was discussed in the Company’s fourth quarter earnings release; without the self-pay discounts (which reduced net revenue relative to what it would have been without the discounts), the Company estimates that patient revenue per adjusted admission would have increased 7.6%, patient revenues would have increased 9.9%, and revenues would have increased 9.8%.

For the three months, the Company reported a provision for doubtful accounts of $113.0 million, or 9.3% of revenue. Without the self-pay discounts (which reduced both provision for doubtful accounts as a percent of net revenue and net revenue relative to what they would have been without the discounts), the Company estimates that the provision for doubtful accounts would have been 10.8% of revenue. The Company continued to include in the allowance for doubtful accounts on its balance sheet approximately $15 million beyond what the Company’s historical experience would require, in order to reflect the potential for further deterioration in the collectibility of receivables from uninsured patients.

For the three months, cash flow from operating activities was $126.4 million, or $136.3 million excluding cash interest payments of $6.9 million and cash tax payments of $3.0 million. Cash flow from operations was impacted by two annually recurring uses of cash: a retirement plan contribution of $26 million and incentive compensation payments of $24 million (both for expenses accrued in 2004). The Company spent $100.3 million on capital expenditures, largely for expansion and construction of new facilities, and paid debt principal of $20.9 million.

On April 1, 2005, the Company acquired an 80% interest in Deaconess Hospital, a 313-bed facility in Oklahoma City, for $119 million (including $16 million of working capital), and on April 9, the Company opened its newest hospital, Presbyterian Hospital of Denton, a venture with Texas Health Resources that is 80% owned by Triad. On April 8, the Company acquired for $27.5 million HCA’s 28.5% interest in Vicksburg Health System, a venture majority-owned and managed by Triad in Vicksburg, MS; the Company now owns 99.5% of the facility.

At March 31, cash and cash equivalents were $125.4 million, and the Company had $378 million available under its $400 million revolving credit facility, which was reduced by $22 million of outstanding letters of credit. The Company funded the Deaconess and Vicksburg transactions with cash on hand. As of April 22, the Company had approximately $20 million outstanding under its revolving credit facility, excluding the $22 million of letters of credit. Long-term debt outstanding was $1.6 billion, and stockholders’ equity totaled $2.5 billion.

The Company updated its guidance for 2005 diluted EPS from continuing operations to approximately $2.73-2.83 from approximately $2.69-2.79. This guidance continues to incorporate an expected provision for doubtful accounts of approximately 9.0-9.5% of revenue in 2005. This range reflects the expected impact of the Company’s self-pay discount policy, including an additional component that was implemented April 1, which is expected to reduce both revenue and the provision as a percent of net revenue in 2005 relative to what they would have been without the discounts.

Without the self-pay discount policy, the Company would have expected the provision for doubtful accounts to be approximately 10.2-10.7% of revenue in 2005. Triad believes that the provision will likely fluctuate from quarter to quarter during 2005, even possibly outside of this range. Triad also believes that the annual range itself will be subject to change, possibly positive or negative, based on evolving business conditions and the effectiveness of Company actions in response, and this may impact 2005 EPS. The Company’s current EPS guidance excludes any impact from reversing any or all of the $15 million that it continues to include in the allowance for doubtful accounts on its balance sheet.

Beyond 2005, Triad expects to achieve annual EPS growth in at least the mid-teens percent range (excluding the impact of expensing stock options, which the Company expects to commence January 1, 2006, in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R)). The Company also expects to achieve further gradual improvement over time, with occasional fluctuation, in its overall return on invested capital.

Triad will conduct a conference call at 9:00 am Eastern Time (8:00 am Central Time) tomorrow, Tuesday, April 26, to discuss these results. To listen to the call, please call 800-810-0924, confirmation code 9081234. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at (719) 457-0820 or (888) 203-1112, confirmation code 9081234.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 53 hospitals and 16 ambulatory surgery centers in 15 states with approximately 8,690 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties; such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies; reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended March 31, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$1,212.2	100.0%	$1,105.8	100.0%

Salaries and benefits	483.0	39.9%	446.3	40.4%
Reimbursable expenses	13.6	1.1%	13.5	1.2%
Supplies	199.0	16.4%	179.0	16.2%
Other operating expenses	222.2	18.3%	200.6	18.1%
Provision for doubtful accounts	113.0	9.3%	112.5	10.2%
Depreciation	49.8	4.1%	43.1	3.9%
Amortization	1.5	0.1%	1.4	0.1%
Interest expense	26.5	2.2%	32.2	2.9%
ESOP expense	3.3	0.3%	2.4	0.2%
(Gain) loss on sales of assets	0.3	0.0%	(1.0)	(0.1)%

Total operating expenses	1,112.2	91.7%	1,030.0	93.1%

Income from continuing operations before minority interests, equity in earnings and income tax provision	100.0	8.3%	75.8	6.9%
Minority interests in earnings of consolidated entities	(4.6)	(0.4)%	(1.9)	(0.2)%
Equity in earnings of affiliates	10.1	0.8%	5.6	0.5%

Income from continuing operations before income tax provision	105.5	8.7%	79.5	7.2%

Income tax provision	(40.3)	(3.3)%	(30.7)	(2.8)%

Income from continuing operations	65.2	5.4%	48.8	4.4%

Income from discontinued operations	1.0	0.1%	49.0	4.4%

Net income	$66.2	5.5%	$97.8	8.8%

Basic income per common share:
Continuing operations	$0.84		$0.66
Discontinued operations	$0.01		$0.65

Net	$0.85		$1.31

Diluted income per common share:
Continuing operations	$0.82		$0.64
Discontinued operations	$0.01		$0.65

Net	$0.83		$1.29

Shares used in earnings per share calculations	77,895,114		74,374,410
Shares used in diluted earnings per share calculations	79,422,510		75,697,701

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended March 31, 2005 and 2004

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2005		2004
	Amount	Percentage	Amount	Percentage
Revenues	$1,212.2	100.0%	$1,105.8	100.0%

Salaries and benefits	483.0	39.9%	446.3	40.4%
Reimbursable expenses	13.6	1.1%	13.5	1.2%
Supplies	199.0	16.4%	179.0	16.2%
Other operating expenses	222.2	18.3%	200.6	18.1%
Provision for doubtful accounts	113.0	9.3%	112.5	10.2%
Equity in earnings of affiliates	(10.1)	(0.8)%	(5.6)	(0.5)%

	1,020.7	84.2%	946.3	85.6%

Adjusted EBITDA (1)	191.5	15.8%	159.5	14.4%

Depreciation	49.8	4.1%	43.1	3.9%
Amortization	1.5	0.1%	1.4	0.1%
Interest expense	26.5	2.2%	32.2	2.9%
ESOP expense	3.3	0.3%	2.4	0.2%
(Gain) loss on sales of assets	0.3	0.0%	(1.0)	(0.1)%
Minority interests in earnings of consolidated entities	4.6	0.4%	1.9	0.2%

	86.0	7.1%	80.0	7.2%

Income from continuing operations before income tax provision	105.5	8.7%	79.5	7.2%

Income tax provision	(40.3)	(3.3)%	(30.7)	(2.8)%

Income from continuing operations	65.2	5.4%	48.8	4.4%

Income from discontinued operations	1.0	0.1%	49.0	4.4%

Net income	$66.2	5.5%	$97.8	8.8%

Basic income per common share:
Continuing operations	$0.84		$0.66
Discontinued operations	$0.01		$0.65

Net	$0.85		$1.31

Diluted income per common share:
Continuing operations	$0.82		$0.64
Discontinued operations	$0.01		$0.65

Net	$0.83		$1.29

Shares used in earnings per share calculations	77,895,114		74,374,410
Shares used in diluted earnings per share calculations	79,422,510		75,697,701

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	March 31, 2005	December 31, 2004

Assets
Current assets
Cash and cash equivalents	$125.4	$56.8
Accounts receivable less allowances for doubtful accounts of $328.5 at March 31, 2005 and $326.5 at December 31, 2004	713.0	653.9
Inventories	118.7	117.5
Deferred income taxes	57.8	58.0
Prepaid expenses	43.8	41.7
Other	73.5	86.4

	1,132.2	1,014.3
Property and equipment, at cost:
Land	176.8	174.0
Buildings and improvements	1,594.1	1,489.6
Equipment	1,343.3	1,272.8
Construction in progress	238.2	314.3

	3,352.4	3,250.7
Accumulated depreciation	(964.5)	(912.0)

	2,387.9	2,338.7

Goodwill	1,253.0	1,253.0
Intangible assets, net of accumulated amortization	70.5	72.0
Investment in and advances to affiliates	204.9	198.9
Other	102.4	104.5

Total assets	$5,150.9	$4,981.4

Liabilities and Equity
Current liabilities
Accounts payable	$159.4	$141.7
Accrued salaries	124.0	119.7
Current portion of long-term debt	78.5	79.7
Current income taxes payable	19.7	—
Other current liabilities	159.3	161.6

	540.9	502.7

Long-term debt	1,567.8	1,587.3
Other liabilities	148.9	139.0
Deferred taxes	210.8	218.3
Minority interests in equity of consolidated entities	193.9	190.8

Stockholders’ equity
Common stock	0.8	0.8
Additional paid-in capital	2,054.8	1,976.8
Accumulated other comprehensive loss	(1.5)	(1.7)
Unearned ESOP compensation	(12.9)	(13.8)
Accumulated earnings	447.4	381.2

Total stockholders’ equity	2,488.6	2,343.3

Total liabilities and stockholders’ equity	$5,150.9	$4,981.4

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended March 31, 2005 and 2004

Unaudited

(Dollars in millions)

	For the three months ended
	2005	2004
Cash flows from operating activities
Net income	$66.2	$97.8
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(1.0)	(49.0)
Provision for doubtful accounts	113.0	112.5
Depreciation and amortization	51.3	44.5
ESOP expense	3.3	2.4
Minority interests	4.6	1.9
Equity in earnings of affiliates	(10.1)	(5.6)
(Gain) loss on sales of assets	0.3	(1.0)
Deferred income tax benefit	(6.3)	(5.9)
Non-cash interest expense	1.2	2.7
Non-cash stock option expense	0.2	0.2
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(171.7)	(161.2)
Inventories and other assets	10.8	2.5
Accounts payable and other current liabilities	54.0	2.3
Other	10.6	12.3

Net cash provided by operating activities	126.4	56.4

Cash flows from investing activities
Purchases of property and equipment	(100.3)	(103.9)
Distributions and advances from affiliates	4.1	1.5
Proceeds received on sales of assets	0.6	155.2

Net cash provided by (used in) investing activities	(95.6)	52.8

Cash flows from financing activities
Payments of long-term debt	(20.9)	(110.5)
Proceeds from issuance of long-term debt	—	75.0
Payment of debt issue costs	—	(1.6)
Proceeds from issuance of common stock	60.2	5.3
Distributions to minority partners, net	(1.5)	(0.2)

Net cash provided by (used in) financing activities	37.8	(32.0)

Change in cash and cash equivalents	68.6	77.2

Cash and cash equivalents at beginning of period	56.8	14.5

Cash and cash equivalents at end of period	$125.4	$91.7

Interest payments	6.9	7.5
Income tax payments	3.0	5.6

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the three months ended March 31,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	48	48	—
Licensed beds	8,037	7,988	49
Admissions	82,688	80,648	2.5%
Average length of stay (days)	4.7	4.8	(2.1)%
Inpatient surgeries	29,868	29,918	(0.2)%
Outpatient surgeries	76,925	77,379	(0.6)%
Outpatient visits (excluding outpatient surgeries)	961,194	912,870	5.3%
Outpatient visits (including outpatient surgeries)	1,038,119	990,249	4.8%
Adjusted patient days	659,634	651,646	1.2%
Adjusted admissions	139,947	137,031	2.1%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,727.5	$1,619.9	6.6%
Patient revenue per adjusted admission	$8,142.4	$7,703.6	5.7%

Revenues (millions)
Inpatient % of patient revenues (2)	53%	54%	(1.0)%
Outpatient % of patient revenues (2)	47%	46%	1.0%
Patient revenues (2)	$1,139.5	$1,055.6	7.9%
Non-patient revenues (3)	$53.4	$50.2	6.4%
Revenues	$1,192.9	$1,105.8	7.9%

(1)	Same-facility operating data include facilities owned and operated in the full first quarter of both years. They:
•	Exclude 3 hospitals with 171 beds acquired or opened since first quarter 2004;
•	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
•	Exclude 1 new hospital with 313 beds acquired April 2005;
•	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	Volume statistics, rate statistics, and patient revenues:
•	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
•	Include the QHR hospital management, consulting and advisory services subsidiary;
•	Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended March 31,
	2005	2004	Change
Volume Statistics (2)
Number of hospitals	51	49	2
Licensed beds	8,208	8,048	160
Admissions	83,965	81,143	3.5%
Average length of stay (days)	4.7	4.8	(2.1)%
Inpatient surgeries	30,227	30,028	0.7%
Outpatient surgeries	77,773	77,737	0.0%
Outpatient visits (excluding outpatient surgeries)	982,636	922,637	6.5%
Outpatient visits (including outpatient surgeries)	1,060,409	1,000,374	6.0%
Adjusted patient days	671,437	658,812	1.9%
Adjusted admissions	142,489	138,191	3.1%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,725.5	$1,613.3	7.0%
Patient revenue per adjusted admission	$8,130.8	$7,691.4	5.7%

Revenues (millions)
Inpatient % of patient revenues (2)	53%	54%	(1.0)%
Outpatient % of patient revenues (2)	47%	46%	1.0%
Patient revenues (2)	$1,158.6	$1,062.9	9.0%
Non-patient revenues (3)	$53.6	$50.3	6.6%
Revenues	$1,212.2	$1,113.2	8.9%

(1)	Pro forma operating data:
•	Include 1 hospital with 50 beds acquired October 2004 on a pro forma basis as if owned since January 1, 2004;
•	Include 1 hospital with 25 beds opened July 2004;
•	Include 1 hospital with 96 beds opened January 2005;
•	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
•	Exclude 1 new hospital with 313 beds acquired April 2005;
•	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	Volume statistics, rate statistics, and patient revenues:
•	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(3)	Non-patient revenues:
•	Include the QHR hospital management, consulting and advisory services subsidiary;
•	Include other sources.